SECURITY AGREEMENT

      This Security Agreement (this "Agreement") is made and entered into as of February 2, 2004, by and between theglobe.com, inc., a Delaware corporation ("theglobe"), Strategy Plus, Inc., a Vermont corporation ("Strategy"), Voiceglo Holdings, Inc., a Delaware corporation ("Voiceglo"), Chips & Bits, Inc., a Vermont corporation ("Chips"), Direct Partner Telecom, Inc., a Florida corporation ("Direct") and TC Acquisition Holdings Corp., a Delaware corporation ("TC"), (Strategy, Voiceglo, Chips, Direct and TC are sometimes collectively referred to herein as the "Subsidiaries," and together with theglobe, as the "Grantors"), and the Investors listed on Schedule A hereto (collectively, "Secured Parties").

                                    RECITALS

      A. Pursuant to that certain Note Purchase Agreement dated as of February 2, 2004 by and between theglobe and the Secured Parties (the "Note Purchase Agreement"), Secured Parties have agreed to make certain advances of money to Grantors in the amounts and manner set forth in the Note Purchase Agreement (collectively, the "Loans") and as represented by one or more Demand Secured Convertible Promissory Notes of even date (the "Bridge Notes").

      B. In order to induce the Secured Parties to enter into the Note Purchase Agreement and in furtherance of covenants and undertakings pursuant to the Note Purchase Agreement, the Subsidiaries entered into an Unconditional Guaranty Agreement (the "Guaranty") pursuant to which each agreed to guaranty the obligations of theglobe under the Note Purchase Agreement, the promissory notes issued thereunder and related documentation and agreed to secure such Guaranty with a lien on their respective assets as provided herein (the Note Purchase Agreement, promissory notes, Guaranty and this Agreement are sometimes collectively referred to herein as the "Transaction Documents");

      C.  Subsidiaries   acknowledge  that  they  will  substantially   benefit,
economically and otherwise, from the theglobe executing the Note Purchase Agreement and the proceeds of the loan derived therefrom;

      D. Grantors wish to secure performance and payment of all obligations under the Transaction Documents (the "Obligations") to the Secured Parties pursuant to the Transaction Documents, this Agreement or otherwise, with all of their tangible and intangible assets, including without limitation, goodwill, intellectual property and Grantors' contractual rights with third parties, all as further described on Exhibit A attached hereto. All terms used without definition in this Agreement shall have the meaning assigned to them in the Note Purchase Agreement. All terms used without definition in this Agreement or in the Note Purchase Agreement shall have the meaning assigned to them in the UCC.

      E. Secured Parties are willing to make the Loans to theglobe, but only upon the condition, among others, that the Grantors shall have executed and delivered to Secured Parties this Agreement.

      NOW, THEREFORE, Grantors and the Secured Parties agree as follows:

      1. Grant of Security Interest. To secure all of the Obligations, Grantors grant to Secured Parties a security interest in the property described in Exhibit A (the "Collateral"). Such security interest shall be shared on a pro rata basis with those secured party investors (together with any of their permitted assigns) listed on Exhibit A (the "Existing Secured Parties", and together with the Secured Parties, the "Lien Holders") of that certain Security Agreement dated May 22, 2003 (the "2003 Security Agreement") and whom hold Secured Convertible Promissory Notes in the original principal amount of $1,750,000 (the "Existing Notes").

      2. Grantors' Representations and Warranties. Grantors represent, warrant, and covenant, jointly and severally, as follows:

            (a) Authorization. Grantors have authority and have obtained all approvals and consents necessary to enter into this Agreement (including the consent of the Existing Secured Parties), and Grantors' execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantors' Certificates of Incorporation or Bylaws or any statute, regulation, ordinance, rule of law, agreement, contract, mortgage, indenture, bond, bill, note, or other instrument or writing binding upon Grantors or to which Grantors are subject.

            (b) Title. The Collateral is owned by the Grantors and is free of all liens, encumbrances and other security interests, other than the lien of this Agreement, and liens attributable to any other agreement entered into by the Grantors and Secured Parties in connection with the transactions contemplated by the Note Purchase Agreement and the liens of the Existing Secured Parties pursuant to the 2003 Security Agreement (collectively, "Permitted Liens").

            (c) Further Representations. Grantors further represent, warrant, and covenant that (i) Grantors are not in default under any agreement under which Grantors owe any money, or any agreement, the violation or termination of which could reasonably be expected to have a material adverse effect on the Grantors; (ii) the information, if any, provided by the Grantors to Secured Parties pursuant to a request for such information from any Secured Party on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to any Secured Party, if any, fairly present Grantors' financial condition as at the respective dates thereof, and there has not been a material adverse change in the financial condition of the Grantors since the date of the most recent of the financial statements submitted to any Secured Party; (iv) Grantors are in compliance with all laws and orders applicable to it where the failure to so comply could reasonably be expected to have a material adverse effect on the Grantors; (v) Grantors are not party to any litigation and are not, to their knowledge the subject of any government investigation, and the Grantors have no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (vi) Grantors' principal place of business is located at the address specified in Section 9; and (vii) the representations and other statements made by the Grantors to Secured Parties, do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make any statements made to Secured Parties not misleading.

      3. Covenants.

            (a) Encumbrances. The parties acknowledged that a security interest in the Collateral already exists under the 2003 Security Agreement in favor of the Existing Secured Parties. Notwithstanding that security interest in the Collateral under the 2003 Security Agreement, the Grantors shall not grant an additional security interest in any of the Collateral or execute any financing statements covering any of the Collateral in favor of any person or entity other than Secured Parties or the Existing Secured Parties.

            (b) Use of Collateral. The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. Grantors will keep the Collateral free and clear of liens (other than Permitted Liens) and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

            (c)  Indemnification.   Grantors  shall  indemnify  Secured  Parties
against all losses, claims, demands and liabilities of any kind caused by the Collateral.

            (d) Perfection of Security Interest. Grantors shall execute and deliver such documents as any Secured Party reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.

            (e) Insurance of Collateral. Grantors, at their expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses conducted in the locations where Grantors' business is conducted on the date hereof. Grantors shall also maintain insurance relating to Grantors' ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantors.

            (f) Inventory. As to Collateral which is Inventory,  Grantors agrees
(a) to the extent held in any warehouse or other third party storage facility, to deliver immediately to Secured Parties or Secured Parties' nominee all warehouse receipts or other documents otherwise entitling Grantors to possession of the Collateral, (b) to execute and deliver to Secured Parties such financing statements as any Secured Party may request with respect to the Inventory, (c) to take such other steps as Secured Parties may from time to time reasonably request to perfect Secured Parties' security interest in the Inventory under applicable law, including, with respect to any portion of the Inventory held by, or in the possession or under the control of any person or entity other than Grantors, to obtain the agreement of such person or entity that Secured Parties have a first priority security interest in the Inventory and that Secured Parties may take or otherwise exercise control over such Inventory, free and clear of any claims of such person or entity.

            (g)   Binding   Agreement.   Anything   herein   to   the   contrary
notwithstanding, (i) Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Secured Parties of any of the rights granted hereunder shall not release Grantors from any of their duties or obligations under the contracts and agreements included in the Collateral; and (iii) Secured Parties shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Parties be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            (h) Instruments. Grantors will deliver and pledge to Secured Parties all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Parties.

            (i) Records. Grantors shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by a Secured Party, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as a Secured Party may reasonably require.

            (j) Inspection of Grantors' Books. Grantors shall permit Secured Parties or its designee at reasonable times and from time to time to inspect Grantors' books, records and properties and to audit and to make copies of extracts from such books and records.

            (k) Fees and Costs. Grantors shall pay all expenses, including reasonable attorneys' fees, incurred by Secured Parties in the preservation, realization, enforcement or exercise of any Secured Party's rights under this Agreement.

            (l) Further Assurances. At any time and from time to time, upon the written request of a Secured Party, and at the sole expense of the Grantors, Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as a Secured Party may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Parties in any Collateral held by Grantors or in which Grantors have any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (iii) transferring Collateral to Secured Parties' possession (if a security interest in such Collateral can be perfected by possession), (iv) placing the interest of Secured Parties as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by the Grantors or in or with respect to which the Grantors hold a beneficial interest, (v) using its best efforts to obtain waivers of liens from landlords and mortgagees, and (vi) causing each wholly-owned subsidiary which becomes a subsidiary of theglobe after the effective date hereof to (A) join in the Guaranty as an additional guarantor and (B) join in this Agreement as an additional "Subsidiary" and "Grantor" within the meaning hereof. Grantors also hereby authorize Secured Parties to file any such financing or continuation statement without the signature of Grantors. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Secured Parties and delivered to Secured Parties promptly upon Grantors' receipt thereof.

      4. Events of Default. The occurrence of (i) any breach or default under the Note Purchase Agreement (or any promissory note or other agreement or instrument delivered in connection therewith, the Transaction Documents) (after giving affect to any applicable notice and cure period thereunder) or (ii) the breach of any representation under this Agreement (after notice of any such breach from any Secured Party and expiration of a fifteen (15) day cure period without cure of such breach to Secured Parties' satisfaction), or the failure to perform any obligation under Section 3 of this Agreement, shall constitute an "Event of Default" under this Agreement.

      5. Remedies on Default.

            (a) Upon the occurrence of an Event of Default, Secured Parties may declare all amounts outstanding under the Note Purchase Agreement to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Secured Parties. Secured Parties shall have all rights, privileges, powers and remedies provided by law, except as provided below. The Secured Parties may not exercise any of the following remedies unless: (i) all of the obligations owing the Existing Secured Parties secured by the 2003 Security Agreement have been paid or (ii) such Existing Secured Parties have declared the obligations owing them to likewise be in default, in which event, the following remedies shall only be undertaken by vote, action or consent of Lienholders holding at least a majority of the then aggregate outstanding principle and interest under the Bridge Notes and Existing Notes:

                  i. Secured Parties may gather, take possession of, and sell or otherwise dispose of, the Collateral in accordance with applicable law; and

                  ii. Secured Parties may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantors' obligations with respect thereto to the extent necessary to satisfy the obligations of Grantors.

            (b) All payments received and amounts realized by Secured Parties (or Lienholders, as applicable) shall be promptly applied and distributed by the Secured Parties (or Lienholders, as applicable) in the following order of priority:

                  i. first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys fees, incurred or made hereunder by Secured Parties (or the Lienholders, as applicable), including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 5, and of all taxes, assessments or liens superior to the lien granted under this Agreement;

                  ii. second, to payment to the Secured Parties (up to the amount then owing under the Note Purchase Agreement) and, if with respect to any of the actions described in subparagraphs (a) i. or ii. above; the Existing Secured Parties, on a pro rata basis, based upon the respective amount of principal and interest then outstanding to all of such Parties; and

                  iii. third, to the Grantors (to the extent of any surplus).

      6. Power of Attorney. Following an Event of Default, Grantors hereby appoint Secured Parties, its attorney-in-fact to prepare, sign and file or record, for Grantors in Grantors' name, any financing statements, applications for registration and like papers and to take any other action deemed by Secured Parties as necessary or desirable in order to perfect the security interest of the Secured Parties hereunder, to dispose of any Collateral, and to perform any obligations of the Grantors hereunder, at Grantors' expense, but without obligation to do so. Any proceeds received from the foregoing actions of Secured Parties will be distributed in accordance with Section 5(d) of this Agreement.

      7. Remedies Cumulative. Subject only to the rights of the Existing Secured Parties, the Secured Parties' rights and remedies under this Agreement and all other agreements shall be cumulative. Each Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Florida Uniform Commercial Code (the "UCC"), by law, or in equity. No exercise by any Secured Party of one right or remedy shall be deemed an election, and no waiver by any Secured Party of any Event of Default shall be deemed a continuing waiver. No delay by any Secured Party shall constitute a waiver, election, or acquiescence by it. No waiver by any Secured Party shall be effective unless made in a written document signed on behalf of such Secured Party and then shall be effective only in the specific instance and for the specific purpose for which it was given.

      8. Grantors' Waivers. Secured Parties may, at their election, exercise or decline or fail to exercise any right or remedy it may have against the Grantors or any security held by Secured Parties, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Grantors hereunder. Grantors waive any setoff, defense or counterclaim that the Grantors may have against any Secured Party. Grantors waive any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against the Grantors. Grantors waive all rights to participate in any security now or hereafter held by Secured Parties. Grantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness.

      9. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to the Grantors or to Secured Parties, as the case may be, at its addresses set forth below:

        If to Grantors:             theglobe.com, inc.
                                    Chips & Bits, Inc.
                                    Strategy Plus, Inc.
                                    Voiceglo Holdings, Inc.
                                    TC Acquisition Holdings Corp.
                                    Direct Partner Telecom, Inc.
                                    110 East Broward Boulevard
                                    Suite 1400
                                    Fort Lauderdale, FL  33301
                                    Attn: Edward Cespedes
                                    FAX: (954) 769-5930

        with a copy to::
                                    Kimberly L. Barbar, Esq.
                                    Donald E. "Rocky" Thompson, II, Esq.
                                    Proskauer Rose LLP
                                    2255 Glades Road, Suite 340W
                                    Boca Raton, FL  33431
                                    FAX: (561) 241-7145

        If to a Secured Party:      Michael S. Egan and S. Jacqueline Egan,
                                      as Tenants by the Entireties
                                    c/o theglobe.com, inc.
                                    110 E. Broward Boulevard
                                    14th Floor
                                    Fort Lauderdale, FL  33301
                                    Attn:  Edward A Cespedes
                                    FAX:  (954) 769-5930

        with a copy to:             Kimberly L. Barbar, Esq.
                                    Donald E. "Rocky" Thompson, II, Esq.
                                    Proskauer Rose LLP
                                    2255 Glades Road, Suite 340W
                                    Boca Raton, FL  33431
                                    FAX:  (561) 241-7145

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      10. Choice of Law and Venue; Jury Trial Waiver.

      This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of law. Each of Grantors and Secured Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Broward County or the court of the United States, Southern District of Florida;
(b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state. GRANTORS AND SECURED PARTIES EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      11. General Provisions.

            (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Grantors without Secured Parties' prior written consent, which consent may be granted or withheld in Secured Parties' sole discretion. Each Secured Party shall have the right without the consent of or notice to the Grantors to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, such Secured Party's obligations, rights and benefits hereunder.

            (b) Indemnification. Grantors shall defend, indemnify and hold harmless Secured Parties and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantors' failure to comply with the terms of this Agreement; and (b) all losses or expenses in any way suffered, incurred, or paid by any Secured Party as a result of or in any way arising out of, following, or consequential to Grantors' failure to comply with the terms of this Agreement (including without limitation reasonable attorneys fees and expenses), except for losses caused by any Secured Party's gross negligence or willful misconduct.

            (c) Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            (d) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            (e) Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            (g) Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or any Secured Party has any obligation to make Credit Extensions to the Grantors. The obligations of the Grantors to indemnify the Secured Parties with respect to the expenses, damages, losses, costs and liabilities described in Section (b) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any Secured Party have run.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTORS:                               SECURED PARTIES:

theglobe.com, inc.                      Michael S. Egan and S. Jacqueline  Egan,
                                          as Tenants by the Entireties

By:________________________________     ________________________________________
Name:______________________________     Michael S. Egan
Title:_____________________________
                                        ________________________________________
                                        S. Jacqueline Egan

Chips & Bits, Inc., a Vermont corporation


By:________________________________
Name:______________________________
Title:_____________________________

Strategy Plus, Inc., a Vermont corporation


By:________________________________
Name:______________________________
Title:_____________________________

Voiceglo Holdings, Inc., a Delaware corporation


By:________________________________
Name:______________________________
Title:_____________________________

TC Acquisition Holdings Corp., a Delaware corporation


By:________________________________
Name:______________________________
Title:_____________________________

Direct Partner Telecom, Inc., a Florida corporation


By:________________________________
Name:______________________________
Title:_____________________________

GRANTORS:

theglobe.com, inc., a Delaware corporation
Chips & Bits, Inc., a Vermont corporation
Strategy Plus, Inc., a Vermont corporation
Voiceglo Holdings, Inc., a Delaware corporation
TC Acquisition Holdings Corp., a Delaware corporation
Direct Partner Telecom, Inc., a Florida corporation

SECURED PARTIES:

Michael S. Egan and S. Jacqueline Egan,
as Tenants by the Entireties

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                                    EXHIBIT A
                        COLLATERAL DESCRIPTION ATTACHMENT
                           TO THIS SECURITY AGREEMENT

      All personal property of Grantors whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

            (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of each Grantor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

            (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Parties to sue in their own name and/or in the name of any Grantor for past, present and future infringements of copyright;

            (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Parties to sue in its own name and/or in the name of a Grantor for past, present and future infringements of trademark;

            (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether a Grantor is licensor or licensee,
(iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of any Grantor and/or in the name of Secured Parties for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and
(vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

            (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Florida Uniform Commercial Code, as amended or supplemented from time to time.

      Notwithstanding the foregoing, the term "Collateral" shall not include any Equipment or rights of the Grantors as a lessee or licensee to the extent the granting of a security interest therein would be contrary to applicable law.

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                                   Schedule A
                            Investors/Secured Parties

Name of Purchaser/Address                               Principal Amount of Note
-------------------------                               ------------------------

Michael S. Egan and S. Jacqueline Egan,                 $2,000,000
as Tenants by the Entireties